Exhibit 99.1

Harte Hanks Reports Fiscal 2023 Second Quarter Results

Chelmsford, Massachusetts – August 10, 2023 -- Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for 100 years, today announced financial results for the second quarter and six-month period ended June 30, 2023.

Kirk Davis, Chief Executive Officer, commented: “My favorable impressions of Harte Hanks were confirmed in my first month as CEO; Harte Hanks has great people and significant capabilities that are desired by global brands. The pandemic had a positive, multi-year impact on our business, which we’re now beyond. In addition, many of our customers have curtailed budgets for 2023 due to concerns about the economy. This necessitates our near-term focus on further aligning our cost structure, and in addition, shifting some of our current spend to bolster sales productivity.”

“The second quarter results represent a baseline for our expectations in the near term and present a solid foundation on which to build,” added Mr. Davis. “We’re focused on bolstering our sales pipeline, retooling our marketing programs, improving sales effectiveness, and leveraging a new partnership we’ve struck with a highly reputable business development company. Our acquisition of InsideOut in December of 2022 expands our end-to-end offering and specifically our lead generation capabilities. We expect to build on the consistent profitability that has been achieved and position Harte Hanks to generate more sustainable, profitable growth. We’re excited to deliver on these objectives. Additionally, the company executed on its stock repurchase plan by repurchasing almost 315,000 shares.”

Second Quarter Financial Highlights

●

Total revenues for Q2 2023 were $47.8 million, up 1.4% sequentially and down 1.6% year over year compared to $48.6 million in Q2 2022. Included in 2023 was $2.3 million from InsideOut acquired in fourth quarter of 2022.

●	Operating income was $1.7 million compared to $4.0 million in the prior-year quarter.
●	Net income of $0.6 million compared to net income of $4.5 million in the prior year.
●	Diluted EPS was $0.08 compared to $0.52 for the prior year’s second quarter.
●

EBITDA was $2.7 million compared to $4.6 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation and severance, was $4.4 million compared to $5.2 million.

Segment Highlights

●

Customer Care, $17.2 million in revenue, 36% of total – Segment revenue increased $1.8 million or 11.9% versus prior year and EBITDA totaled $3.0 million for the quarter, up 18.3% year-over-year. New business wins that are expected to positively impact results during the second quarter include:

o

A multi-national pharmaceutical company has engaged Harte Hanks to develop the strategy for their long-term Customer Service Experience. The scope includes the analysis and validation of their Customer Service vision, benchmarking, gap analysis and a blueprint with an implementation roadmap to inform their 2024 plans to optimize their Customer Care strategy and delivery.

o

One of the largest consultancy firms in the world has selected Harte Hanks to support a state government’s rollout of Medicaid renewal support for its constituents. This program helps Medicaid users renew for services, as well as provides education on how to engage and leverage the online systems to improve use of these benefits.

●

Fulfillment & Logistics Services, $19.6 million in revenue, 41% of total – Segment revenue decreased slightly versus the prior year quarter and EBITDA for Q2 2023 totaled $1.9 million, down $1.2 million or 39%. Revenue mix drove the reduced EBITDA margins as growth in lower-margin logistics revenue was offset by reduced volumes in our financial services vertical that yielded higher margins. New business wins during the second quarter include:

o

Harte Hanks Fulfillment won New Logo business with a major international manufacturer, providing fulfillment support for a new program of Direct-to-Customer hearing aid sales. As a major player in the industry, the manufacturer is well-positioned for growth as the hearing aid market pivots from prescription-only into “Over the Counter” space.

o

A leading branding company selected Harte Hanks Fulfillment to manage the production, kitting, and distribution of 150k+ curated Food & Beverage product gift boxes for a Fortune 50 retail partner. After producing several million kits on this partner’s behalf over the past year, this represents the first instance where the relationship has fully leveraged our FDA approved, climate-controlled facility for food grade items.

●

Marketing Services, $10.9 million in revenue, 23% of total – Segment revenue declined $2.5 million (19%) compared to the prior year quarter and EBITDA for the quarter totaled $1.3 million vs. $1.8 million. Pressure on both revenue and EBITDA was driven by a reduction in legacy direct mail campaigns and lighter project volumes. New business wins during second quarter include:

o

A major insurance carrier supporting government employees has selected Harte Hanks to help facilitate their email transition to a new CRM. While this organization is an existing customer for our Customer Care and Fulfillment segments, this is the first engagement for this client with our Marketing Services team.

o	One of the largest online travel agencies has expanded its services with Harte Hanks to support an ‘Always On’ nurture program for their global business customers.

Consolidated Second Quarter 2023 Results

Second quarter revenues were $47.8 million, down 1.6% from $48.6 million in the second quarter of 2022. The Company’s Customer Care segment grew, largely offsetting declines in Fulfillment & Logistics Services and Marketing Services.

Second quarter operating income was $1.7 million, compared to operating income of $4.0 million in the second quarter of 2022. The decrease resulted from a less favorable revenue mix and lower consolidated revenue.

Net income for the quarter was $0.6 million, or $0.08 per diluted share, compared to net income of $4.5 million, or $0.52 per diluted share, in the second quarter last year. Results this quarter included $1.2 million of pension expense, as well as $503,000 in stock-based compensation and $1.2 million in severance, largely related to the CEO transition. The severance and other costs related to the CEO transition created a non-recurring, $0.12 per share impact, without tax impact, in the second quarter of 2023.

Consolidated Year-to-Date 2023 Results

Year-to-date revenues were $94.9 million, down 2.8% from $97.6 million in the same period of 2022. Year-to-date operating income was $2.7 million, compared to operating income of $7.9 million. Net loss for the first six months was $(0.2) million, or $(0.03) per diluted share, compared to net income of $7.8 million, or $0.91 per diluted share, in the first six months of last year.

Balance Sheet and Liquidity

Harte Hanks ended the quarter with $13.4 million in cash and cash equivalents and $24 million of capacity on its credit line. The Company has no outstanding debt as of June 30, 2023. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2023 and beyond.

During the quarter, Harte Hanks repurchased approximately 315,000 shares at an average price of $5.97 per share for a total of $1.9 million.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results on Thursday, August 10, 2023 at 4:30 p.m. EST. Interested parties may access the webcast at https://investors.hartehanks.com/events or may access the conference call by dialing (877) 545-0320 in the United States or (973) 528-0002 from outside the U.S. and using access code 183563.

A replay of the call can also be accessed via phone through August 24, 2023 by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 48804.

About Harte Hanks:

Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe, and Asia Pacific.

For more information, visit hartehanks.com

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures, (iii) the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls and (iv) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 which was filed on March 31, 2023. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Income (Loss)” as a measure useful to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Revenue and Operating Income (Loss) by excluding restructuring expense, impairment expense and stock-based compensation. The most directly comparable measure for this non-GAAP financial measure is Operating Income (Loss).

The Company presents the non-GAAP financial measure “EBITDA” and “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before interest expense net, income tax expense (benefit), depreciation expense, stock compensation expense and severance expenses. The most directly comparable measure for each of EBITDA and Adjusted EBITDA is Net Income (Loss). We believe each of EBITDA and Adjusted EBITDA are important performance metrics because they facilitates the analysis of our results, exclusive of certain non-cash items, non-recurring or special charges and items we believe do not directly correlate to our business operations; however, we urge investors to review the reconciliation of each of EBITDA and Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The use of non-GAAP measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including this non-GAAP financial measures. The Company believes that the presentation of this non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of this non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

EBITDA is the Company’s measure of segment profitability.

1EBITDA is a non-GAAP financial measure. See “Supplemental Non-GAAP Financial Measures” below. EBITDA is also the Company’s measure of segment profitability.

Investor Relations Contact:

Rob Fink or Tom Baumann

646.809.4048 / 646.349.6641

FNK IR

HHS@fnkir.com

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2023	2022	2023	2022
Revenues	$47,762	$48,553	$94,882	$97,615
Operating expenses
Labor	26,666	25,109	51,131	51,027
Production and distribution	13,328	13,507	27,780	26,225
Advertising, selling, general and administrative	5,065	5,340	11,149	11,273
Depreciation and amortization expense	1,033	586	2,099	1,184
Total operating expenses	46,092	44,542	92,159	89,709
Operating income	1,670	4,011	2,723	7,906
Other expense (income), net
Interest expense (income), net	59	95	(151)	230
Pension expense	1,186	682	1,697	1,022
Foreign currency (gain) loss	(624)	(2,396)	305	(2,792)
Other income, net	229	498	1,375	515
Total other expense (income), net	850	(1,121)	3,226	(1,025)
Income (loss) before income taxes	820	5,132	(503)	8,931
Income tax expense (benefit)	240	671	(292)	1,125
Net income (loss)	580	4,461	(211)	7,806
Less: Preferred stock dividends	-	124	-	246
Less: Earnings attributable to participating securities	-	542	-	946
Income (loss) income attributable to common stockholders	$580	$3,795	$(211)	$6,614

Income (loss) Earning per common share
Basic	$0.08	$0.54	(0.03)	0.94
Diluted	$0.08	$0.52	(0.03)	0.91

Weighted-average common shares outstanding
Basic	7,358	7,017	7,392	7,004
Diluted	7,505	7,388	7,611	7,338

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	June 30, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$13,364	$10,364
Accounts receivable (less allowance for doubtful accounts of $215 and $163, respectively)	36,095	39,700
Unbilled accounts receivable	8,235	7,893
Contract assets	259	309
Prepaid expenses	3,339	2,176
Prepaid income tax and income tax receivable	1,468	4,262
Other current assets	1,190	1,607
Total current assets	63,950	66,311

Net property, plant and equipment	9,734	10,523
Right-of-use assets	18,011	19,169
Other assets	22,965	23,981
Total assets	$114,660	$119,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$17,887	$22,465
Accrued payroll and related expenses	5,572	6,679
Deferred revenue and customer advances	6,701	4,590
Customer postage and program deposits	1,663	1,223
Other current liabilities	2,680	2,862
Short-term lease liabilities	5,903	5,747
Total current liabilities	40,406	43,566

Pensions liabilities - Qualified plans	17,962	18,674
Pension liabilities - Nonqualified plan	18,730	19,098
Long-term lease liabilities, net of current portion	14,631	16,575
Other long-term liabilities	2,381	3,263
Total liabilities	94,110	101,176

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	187,386	218,411
Retained earnings	846,280	846,490
Less treasury stock	(980,157)	(1,010,012)
Accumulated other comprehensive loss	(45,180)	(48,302)
Total stockholders’ equity	20,550	18,808

Total liabilities and stockholders’ equity	$114,660	$119,984

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2023	2022	2023	2022
Net Income (loss)	$580	$4,461	(211)	$7,806
Income tax expense (benefit)	240	671	(292)	1,125
Other expense (income), net	850	(1,121)	3,226	(1,025)
Depreciation and amortization expense	1,033	586	2,099	1,184
EBITDA	$2,703	$4,597	$4,822	$9,090

Stock-based compensation	503	561	1,043	850
Severance	1,187	(5)	1,209	78
Adjusted EBITDA	$4,393	$5,153	$7,074	$10,018

Operating income	$1,670	$4,011	$2,723	$7,906
Stock-based compensation	503	561	1,043	850
Severance	1,187	(5)	1,209	78
Adjusted operating income	$3,360	$4,567	$4,975	$8,834
Adjusted operating margin (a)	7.0%	9.4%	5.2%	9.0%

(a) Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended June 30, 2023	Marketing Services	Customer Care	Fulfillment & Logistics Services	Unallocated Corporate	Total
			(In thousands)
2023
Revenues	$10,921	$17,211	$19,630	$—	$47,762
Segment Operating Expense	$8,835	$13,541	$16,931	$5,752	$45,059
Contribution margin (loss)	$2,086	$3,670	$2,699	$(5,752)	$2,703
Shared Services	$766	$720	$765	$(2,251)	$—
EBITDA	$1,320	$2,950	$1,934	$(3,501)	$2,703
Depreciation and Amortization Expense	$47	$371	$241	$374	$1,033
Operating income (loss)	$1,273	$2,579	$1,693	$(3,875)	$1,670

Quarter ended June 30, 2022	Marketing Services	Customer Care	Fulfillment & Logistics Services	Unallocated Corporate	Total
2022
Revenues	$13,450	$15,382	$19,721	$—	$48,553
Segment Operating Expense	$10,584	$12,212	$15,770	$5,390	$43,956
Contribution margin (loss)	$2,866	$3,170	$3,951	$(5,390)	$4,597
Shared Services	$1,052	$677	$779	(2,508)	$—
EBITDA	$1,814	$2,493	$3,172	$(2,882)	$4,597
Depreciation and Amortization Expense	$89	$201	$202	$94	$586
Operating income (loss)	$1,725	$2,292	$2,970	$(2,976)	$4,011